Exhibit 99.1

Quest Contacts

Kim Gorode (Media): 973-520-2800

Shawn Bevec (Investors): 973-520-2900

Oxford Immunotec Global Contact:

Karen Koski (Investors & Media), 508-556-1377 or kkoski@oxfordimmunotec.com

Quest Diagnostics Completes Acquisition of U.S. Laboratory Services Business of Oxford Immunotec

Oxford Immunotec’s T-SPOT®.TB Tuberculosis and Accutix™ Tick-Borne Disease Testing Services are Part of Quest Diagnostics’ Portfolio of Innovative Infectious Disease Diagnostics Tests, Broadening Access in the United States

SECAUCUS, NJ, OXFORD, England and MARLBOROUGH, Mass. — November 6, 2018 — Quest Diagnostics (NYSE: DGX) and Oxford Immunotec Global PLC (Nasdaq: OXFD) today announced that Quest Diagnostics has completed its previously announced acquisition of the U.S. laboratory services business of Oxford Immunotec.

The T-SPOT.TB tuberculosis and the Accutix tick-borne disease testing services are now part of Quest Diagnostics’ portfolio of innovative infectious disease testing services. As part of the transaction, Oxford Immunotec will sell T-SPOT.TB test kits and related accessories to Quest Diagnostics under the terms of a long-term supply agreement. In addition, the parties have entered into a strategic collaboration agreement to drive continued growth of T-SPOT.TB testing in the U.S.

Quest Diagnostics intends to continue to offer QuantiFERON TB testing services to provide physicians choice in blood-based TB testing.

About Blood-Based TB Testing

The T-SPOT.TB test is an interferon-gamma release assay (IGRA) that is intended for use as an aid in the diagnosis of Mycobacterium tuberculosis infection and disease. As many as 13 million cases of latent TB may exist in the U.S.i The Infectious Diseases Society of America (IDSA) and other medical associations recommend blood-based IGRA TB testing over traditional skin testing for certain patient populations, citing relative accuracy and the ability to perform IGRA testing with one office visit.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes. Derived from the world's largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management. Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 45,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Quest, Quest Diagnostics, and all associated Quest Diagnostics registered or unregistered trademarks are the property of Quest Diagnostics. All third-party marks are the property of their respective owners.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company focused on developing and commercializing proprietary tests for the management of underserved immune-regulated conditions. The Company's T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Ltd.

Forward-Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this release are forward-looking statements. This includes statements about Oxford Immunotec's anticipated plans, objectives, intentions, the anticipated benefits of the transaction, the effects of the transaction, including effects on future financial and operating results, prospects for sales of its products and other statements that are not historical facts. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. Risks and uncertainties include, among others: the potential disruption of management time from ongoing business operations due to the transaction; the risk that Oxford Immunotec may fail to realize the expected benefits from the transaction; the risk that the announcement of the completion of the transaction could have adverse effects on the market price of Oxford Immunotec's ordinary shares; decisions by regulatory authorities, hospitals and other health care institutions, laboratories, physicians, patients and third party payers that could affect Oxford Immunotec's business and prospects; Oxford Immunotec’s exposure to potential litigation and contingent liabilities pursuant to the transaction; as well as Oxford Immunotec’s ability to expeditiously and successfully expand its sales and distribution networks. The risks included above are not exhaustive. Other factors that could adversely affect Oxford Immunotec's business and prospects are described under the "Risk Factors" section in its filings with the Securities and Exchange Commission ("SEC"). Oxford Immunotec's SEC filings are available for free by visiting the investor section of its website, www.oxfordimmunotec.com, or the SEC's website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

i https://labtestsonline.org/news/blood-tests-recommended-over-skin-tests-to-check-for-tb-in-most-cases